Exhibit 99.1

Entegris Reports First-Quarter Results

•	Quarterly revenue of $165.8 million, down 11 percent sequentially

•	GAAP net income of $14.3 million, or $0.10 per share; Non-GAAP net income of $16.7 million, or $0.12 per share

•	Operating margin of 11.2 percent; Adjusted operating margin of 13.4 percent

BILLERICA, Mass., April 23, 2014 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s first quarter ended March 29, 2014.

The Company recorded first-quarter sales of $165.8 million, which compared to $186.3 million in the fourth quarter of 2013 and $165.1 million in the first quarter a year ago. First-quarter operating margin was 11.2 percent, with adjusted operating margin of 13.4 percent, excluding amortization of intangible assets of $2.3 million and transaction-related cost associated with the acquisition of ATMI of $1.3 million. Net income for the first quarter was $14.3 million, or $0.10 per diluted share. Non-GAAP earnings per share of $0.12 in the first quarter of 2014 compared to $0.16 in the fourth quarter of 2013 and $0.13 in the first quarter of 2013. A reconciliation table of GAAP to non-GAAP earnings per share and operating margin is contained in this press release.

Bertrand Loy, president and chief executive officer, said: “As expected, our first-quarter sales declined from the strong fourth quarter reflecting seasonally slower trends and a mixed industry environment. On an operating basis, we performed well, achieving our target operating model and generating cash flow from operations in line with our plans. We remain very pleased with the quality and extent of our intensified partnerships and collaborations with the key technology leaders in the industry, which position us well as these leaders ramp their next-generation manufacturing process technologies.”

Mr. Loy added: “We were pleased to note that ATMI shareholders voted overwhelmingly in favor of our acquisition of ATMI, and we expect to receive the remaining regulatory approval sometime around the end of April. We are excited about the prospects of the combination of Entegris and ATMI for our shareholders, customers, and employees.”

Before any impact or transaction-related costs of the anticipated acquisition of ATMI, for the fiscal second quarter ending June 28, 2014 the Company expects sales of $165 million to $175 million, net income of $13 million to $18 million, and EPS between $0.09 to $0.13 per share. On a non-GAAP basis, EPS is expected to range from $0.10 to $0.14 per share, which reflects net income on a non-GAAP basis in the range of $14 million to $19 million, which is adjusted for expected amortization expense of $2.3 million or $0.01 per share.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the first quarter on Wednesday, April 23, 2014, at 10:00 a.m. Eastern Time. Participants should dial 1-719-325-4900 or toll-free 1-877-795-3599, referencing confirmation code 1009975. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting April 23 at 1:00 p.m. (ET) until June 6, 2014. The replay can be accessed by using passcode 1009975 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2013, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013	December 31, 2013
Net sales	$165,804	$165,070	$186,260
Cost of sales	94,452	97,942	106,876

Gross profit	71,352	67,128	79,384
Selling, general and administrative expenses	34,787	32,421	37,559
Engineering, research and development expenses	15,690	12,173	15,773
Amortization of intangible assets	2,336	2,287	2,358

Operating income	18,539	20,247	23,694
Other income, net	(16)	(1,348)	(663)

Income before income taxes	18,555	21,595	24,357
Income tax expense	4,243	5,198	3,816

Net income	$14,312	$16,397	$20,541

Basic net income per common share:	$0.10	$0.12	$0.15
Diluted net income per common share:	$0.10	$0.12	$0.15

Weighted average shares outstanding:
Basic	138,927	139,025	138,615
Diluted	139,706	139,831	139,408

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 29, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$381,661	$384,426
Accounts receivable, net	109,049	101,873
Inventories	100,499	94,074
Deferred tax assets, deferred tax charges and refundable income taxes	14,595	20,844
Other current assets	10,255	11,088

Total current assets	616,059	612,305

Property, plant and equipment, net	189,010	186,440

Intangible assets	41,141	43,509
Deferred tax assets – non-current	12,041	12,039
Other assets	25,251	21,001

Total assets	$883,502	$875,294

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$41,168	$38,396
Accrued liabilities	43,355	48,816
Income tax payable and deferred tax liabilities	6,316	10,373

Total current liabilities	90,839	97,585

Other liabilities	20,870	20,866
Shareholders’ equity	771,793	756,843

Total liabilities and shareholders’ equity	$883,502	$875,294

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Operating activities:
Net income	$14,312	$16,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,832	7,296
Amortization	2,336	2,287
Stock-based compensation expense	1,877	1,688
Other	843	2,043
Changes in operating assets and liabilities:
Accounts receivable, net	(7,217)	(12,893)
Inventories	(7,545)	(3,758)
Accounts payable and accrued liabilities	(3,554)	(7,015)
Income taxes payable and refundable income taxes	2,012	318
Other	1,516	1,072

Net cash provided by operating activities	12,412	7,435

Investing activities:
Acquisition of property and equipment	(13,780)	(16,140)
Proceeds from maturities of short-term investments	—	20,000
Other	395	12

Net cash (used in) provided by investing activities	(13,385)	3,872

Financing activities:
Issuance of common stock	—	4,873
Taxes paid related to net share settlement of equity awards	(1,989)	—
Repurchase and retirement of common stock	—	(3,777)
Other	244	741

Net cash (used in) provided by financing activities	(1,745)	1,837

Effect of exchange rate changes on cash	(47)	(4,717)

(Decrease) increase in cash and cash equivalents	(2,765)	8,427
Cash and cash equivalents at beginning of period	384,426	330,419

Cash and cash equivalents at end of period	$381,661	$338,846

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
Net sales	March 29, 2014	March 30, 2013	December 31, 2013
Contamination Control Solutions	$105,318	$103,961	$123,665

Microenvironments	42,791	44,132	45,680

Specialty Materials	17,695	16,977	16,915

Total net sales	$165,804	$165,070	$186,260

	Three Months Ended
Segment profit	March 29, 2014	March 30, 2013	December 31, 2013
Contamination Control Solutions	$24,480	$22,078	$30,417

Microenvironments	7,837	9,325	8,413

Specialty Materials	1,913	2,216	970

Total segment profit	34,230	33,619	39,800

Amortization of intangibles	(2,336)	(2,287)	(2,358)

Unallocated expenses	(13,355)	(11,085)	(13,748)

Total operating income	$18,539	$20,247	$23,694

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013	December 31, 2013
Net sales	$165,804	$165,070	$186,260

Net income	$14,312	$16,397	$20,541
Adjustments to net income:

Income tax expense	4,243	5,198	3,816
Other income, net	(16)	(1,348)	(663)

GAAP – Operating income	18,539	20,247	23,694
Amortization of intangible assets	2,336	2,287	2,358
Transaction-related costs	1,281	—	973

Adjusted operating income	22,156	22,534	27,025
Depreciation	7,832	7,296	7,656

Adjusted EBITDA	$29,988	$29,830	$34,681

Adjusted operating margin	13.4%	13.7%	14.5%
Adjusted EBITDA – as a % of net sales	18.1%	18.1%	18.6%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013	December 31, 2013

GAAP net income	$14,312	$16,397	$20,541

Adjustments to net income:

Amortization of intangible assets	2,336	2,287	2,358

Transaction-related costs	1,281	—	973

Reclassification of cumulative translation adjustment associated with liquidated subsidiary	—	—	48

Tax effect of adjustments to net income	(1,279)	(824)	(1,180)

Non-GAAP net income	$16,650	$17,860	$22,740

Diluted earnings per common share:	$0.10	$0.12	$0.15

Effect of adjustments to net income	0.02	0.01	0.02

Diluted non-GAAP earnings per common share:	$0.12	$0.13	$0.16

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